SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14

                               Fresh Brands, Inc.
                               ------------------
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

[GRAPHIC OMITTED][FRESH BRANDS, INC.'S LOGO]

                               FRESH BRANDS, INC.
                                2215 Union Avenue
                           Sheboygan, Wisconsin 53081

                              NOTICE OF 2003 ANNUAL
                             MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 2003

Dear Shareholder:

          We invite you to attend our 2003 annual meeting of shareholders on May 13, 2003 at 3:00 P.M. at the John Michael Kohler Arts Center, located at 608 New York Avenue, Sheboygan, Wisconsin. As we describe in our accompanying proxy statement, if you held shares of our common stock on March 10, 2003, you will be entitled to vote at the annual meeting on the election of three directors and any other business that may properly come before our annual meeting.

          We have enclosed a proxy card and our 2002 annual report along with this proxy statement. Your vote is important, no matter how many shares you own. Even if you plan to attend our annual meeting, please complete, date and sign the proxy card and mail it as soon as you can in the envelope provided. If you attend the annual meeting, you can revoke your proxy and vote your shares in person if you like.

          Thank you for your continued support. We look forward to seeing you at our annual meeting.

                                          Sincerely,

                                          FRESH BRANDS, INC.

                                          /s/ S. Patric Plumley

                                          S. Patric Plumley
                                          Senior Vice President, Chief Financial
                                          Officer, Treasurer and Secretary
Sheboygan, Wisconsin
March 28, 2003


                                         FREQUENTLY ASKED QUESTIONS


Q: Why did I receive this proxy statement?                    Q: Who will count the votes?

   Our board of directors has sent you this proxy                American Stock Transfer & Trust Company, our
   statement starting on or about March 28, 2003 to              transfer agent and registrar, will count the votes
   ask for your vote, as a Fresh Brands shareholder,             and act as inspector of elections at the annual
   on one matter to be voted on at our upcoming                  meeting. The address for our transfer agent and
   annual shareholders' meeting.                                 registrar is 59 Maiden Lane, Plaza Level, New
                                                                 York, NY 10038.
Q: What am I voting on?
                                                              Q: How many shares of Fresh Brands' stock are entitled
   You will vote on the election of three directors.             to vote?
   Our board of directors is not aware of any other
   matter that will be presented for your vote at the            A total of 5,053,946 shares of common stock will
   annual meeting.                                               be entitled to vote at the annual meeting. Each
                                                                 share of common stock is entitled to one vote on
Q: Do I need to attend the annual meeting in order to            each matter submitted for shareholder
   vote?                                                         consideration at the annual meeting.

   No. You can vote either in person at the annual            Q: What constitutes a quorum?
   meeting or by completing and mailing the enclosed
   proxy card.                                                   A "quorum" refers to the number of shares that
                                                                 must be in attendance at a meeting to lawfully
Q: What happens if I sign and return my proxy card but           conduct business. A majority of the shares of our
   do not mark my vote?                                          common stock entitled to be cast will represent a
                                                                 quorum. As a result, at least 2,526,974 shares
   If you return a signed proxy card without                     must be present at the annual meeting before we
   indicating how you wish to vote, Walter G. Winding            can take action at the meeting.
   and Elwood F. Winn, as proxies, will vote your
   shares to elect our nominees for directors.                Q: What is the address and telephone number of
                                                                 Fresh Brands?
Q: What percentage of Fresh Brands' votes do directors
   and officers control?                                         The address of our principal executive office is
                                                                 2215 Union Avenue, Sheboygan, Wisconsin 53081 and
   Approximately 9.6% of our shares in total, as of              its telephone number is (920) 457-4433.
   the record date, are controlled by our directors
   and officers.

Q: Who is entitled to vote?

   You are entitled to vote at the annual
   meeting if you owned shares as of the
   close of business on the March 10, 2003
   record date. You will be entitled to one vote for each share of our common stock you owned on the record date.


                                         FREQUENTLY ASKED QUESTIONS

Q: Who are Fresh Brands' largest shareholders?                Q: What do I need to do now?

   Investors holding 5% or more of our outstanding               Just mail your signed proxy card in the
   common stock are:                                             enclosed postage-paid return envelope as
                                                                 soon as possible so that your shares may
   1) Franklin Resources, Inc. - 15.0%                           be represented at the annual meeting.

   2) Fresh Brands Distributing, Inc. Retirement              Q: Can I revoke my proxy after it is returned?
      Savings Plan - 12.3%
                                                                 Yes, you may revoke your proxy at any
   3) FMR Corp. - 10.1%                                          time before it is exercised by giving
                                                                 notice thereof to us in writing or in
   4) Delphi Management, Inc. - 7.4%                             open meeting. If you have executed a
                                                                 proxy and attend the annual meeting,
   5) Dimensional Fund Advisors, Inc. - 5.4%                     your presence at the annual meeting does
                                                                 not, in itself, revoke your proxy.


                              ELECTION OF DIRECTORS

          At the annual meeting, our shareholders will elect three directors to hold office until our annual meeting held in 2006. The Nominating Committee of our board of directors has recommended, and our board has nominated, Michael R. Houser, Bruce J. Olson and Walter G. Winding, each of whom currently serves as a shareholder-elected director, as the three directors to hold office until our annual meeting in 2006. Walter G. Winding and Elwood F. Winn, as proxies, intend to vote for the election of all of our nominees. They will also vote for another person that our Nominating Committee may recommend and our board may nominate in the event that a nominee becomes unable to serve as a director before the annual meeting.

          Under Wisconsin law, shareholders elect directors by a plurality of the votes cast. This means that the nominees receiving the largest number of votes, even if less than a majority, will be elected as directors. Any shares that are not voted, whether by abstention, broker non-vote or otherwise, will not affect the election of directors.

          Our board of directors recommends a vote for Michael R. Houser, Bruce
J. Olson and Walter G. Winding.

                  The tables set forth below list certain information about our board of directors and the board committees on which our directors serve, as well as how many times the board and each committee met in 2002. Each of our directors attended at least 75% of the meetings of our board and each committee on which he served in 2002.

Class II - Nominees for Election at the Annual Meeting
------------------------------------------------------------------------------------------------------------------------------
                                                                                             Stock     Strategic   Corporate
                                                        Nominating    Audit    Compensation  Option    Planning    Governance
                                                 Board  Committee   Committee   Committee   Committee  Committee   Committee
------------------------------------------------ ------ ----------- ---------- ------------ ---------- ----------- -----------
Michael R. Houser (51), a director since 1992;    |X|
Vice Chairman of the  Board, Executive Vice                                                               |X|
President and Chief Marketing Officer(1)
------------------------------------------------ ------ ----------- ---------- ------------ ---------- ----------- -----------
Bruce J. Olson (53), a director  since  1999;
Group  Vice  President  and a  director  of The
Marcus  Corporation  - owner  and  operator  of   |X|      |X|                     |X|         |X|        |X|         |X|
limited service lodging inns,  hotels,  resorts
and movie theatres
------------------------------------------------ ------ ----------- ---------- ------------ ---------- ----------- -----------
Walter G. Winding (61), a director  since 1999;   |X|*     |X|*                    |X|                    |X|*        |X|
Chairman   of  the   Board;   owner  and  Chief
Executive  Officer of Winding  and  Company - a
business consulting firm
------------------------------------------------------------------------------------------------------------------------------

Class III - Directors Whose Terms Expire in 2004
------------------------------------------------------------------------------------------------------------------------------
                                                                                             Stock     Strategic   Corporate
                                                        Nominating    Audit    Compensation  Option    Planning    Governance
                                                 Board  Committee   Committee   Committee   Committee  Committee   Committee
------------------------------------------------ ------ ----------- ---------- ------------ ----------- ---------- -----------
Steven R. Barth  (44),  a director  since 1998;   |X|      |X|                     |X|                     |X|        |X|*
Partner in the law firm of Foley & Lardner
------------------------------------------------ ------ ----------- ---------- ------------ ----------- ---------- -----------
G. William  ("Bill")  Dietrich (57), a director   |X|      |X|         |X|         |X|         |X|         |X|        |X|
since 2001; President,  Chief Executive Officer
and  director of Onyx North  America  Corp. - a
provider   of  a   variety   of   environmental
services,     including    waste    collection,
transfer, recycling and disposal services
------------------------------------------------------------------------------------------------------------------------------

Class I - Directors Whose Terms Expire in 2005
------------------------------------------------------------------------------------------------------------------------------
                                                                                             Stock     Strategic   Corporate
                                                        Nominating    Audit    Compensation  Option    Planning    Governance
                                                 Board  Committee   Committee   Committee   Committee  Committee   Committee
------------------------------------------------ ------ ----------- ---------- ------------ ---------- ---------- ------------
Martin  Crneckiy,  Jr. (57),  a director  since   |X|      |X|         |X|*        |X|         |X|        |X|         |X|
1989;  Executive Vice President of The Vollrath
Company,  L.L.C. - a manufacturer  of stainless
steel and  plastic  wares  and light  equipment
for the international food service industry
------------------------------------------------ ------ ----------- ---------- ------------ ---------- ---------- ------------
R. Bruce Grover  (67),  a director  since 1989;   |X|      |X|         |X|         |X|*        |X|*       |X|         |X|
President and Chief  Executive  Officer of VPI,
LLC  - a  manufacturer  of  solid  vinyl  floor
products,  custom  extruded  sheets  and  sound
barrier materials for automotive applications
------------------------------------------------ ------ ----------- ---------- ------------ ---------- ---------- ------------
Elwood F. Winn  (52),  a director  since  2000;   |X|
President and Chief Executive Officer(1)                                                                  |X|
------------------------------------------------ ------ ----------- ---------- ------------ ---------- ---------- ------------
Meetings held in 2002                              7        2           3           2           2          2         0(2)
------------------------------------------------------------------------------------------------------------------------------

*    Denotes Chairman.
1) Because we operate as a holding company, Messrs. Winn and Houser are also directors and officers of certain of our subsidiaries.
2)   The Corporate Governance Committee was formed on January 28, 2003.

          All of our directors have held the positions indicated on the preceding charts for at least the last five years, except that:

     o Michael R. Houser became our Chief Marketing Officer in May 2000 and became our Vice Chairman of the Board in December 2000;

     o Elwood F. Winn was President and Chief Executive Officer of Certified Grocers Midwest Inc. ("CGM") from February 1992 to October 1998, a consultant to CGM from October 1998 until September 1999, our Senior Vice President - Strategic Planning from September 1999 until May 2000, our Executive Vice President, Chief Financial Officer and Secretary from May 2000 until December 2000, became our President and Chief Executive Officer in December 2000, and was our Acting Chief Financial Officer from August 2002 to January 2003;

     o Walter G. Winding, who serves as our independent Chairman of the Board, has served as an independent director since 1999 and was elected Chairman of the Board in December 2000. Mr. Winding is, and has been for the past five years, the owner and Chief Executive Officer of Winding and Company, a business consulting firm based in Hartland, Wisconsin. Mr. Winding serves as a member of the boards of directors and advisory boards of several private companies.

The Nominating Committee

          All of the members of our Nominating Committee are "independent directors," as defined by the rules applicable to the members of the Nominating Committee. The Nominating Committee's principal functions include:

     o identifying and recommending to our board prospective candidates for board membership; and

     o    selecting candidates for each of the board's committees.

          The Nominating Committee recommends, and our board nominates, director nominees to stand for election at our annual meetings of shareholders and to fill vacancies occurring on our board. The Nominating Committee will consider nominees recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation. Our bylaws also provide for shareholder nominations of candidates for election as directors. These provisions require such nominations to be made pursuant to timely notice (as specified in the bylaws) in writing to our secretary. The shareholder's notice must contain information relating to the nominee which is required to be disclosed by our bylaws and the Securities Exchange Act of 1934.

The Audit Committee

          All of the members of our Audit Committee are "independent directors," as defined by the rules applicable to members of the Audit Committee. Martin Crneckiy, Jr. and G. William Dietrich are "audit committee financial experts," as defined by the Securities and Exchange Commission. The Audit Committee's principal functions include:

     o appointing, establishing the compensation for and overseeing our independent auditors;

     o reviewing annual audit plans with management and our independent auditors;

     o preapproving all audit and non-audit services provided by our independent auditors;

     o overseeing management's evaluation of the adequacy of our internal and business controls, disclosure controls and procedures and risk assessment and management;

     o reviewing areas of financial risk that could have a material adverse effect on our results of operations and financial condition with management and our independent auditors;

     o reviewing our policies as to officers' conflicts of interest with management and our independent auditors;

     o    evaluating the independence of our independent auditors;

     o reviewing, in consultation with management and our independent auditors, financial reporting and accounting practices of comparable companies that differ from our own; and

     o receiving, retaining and addressing complaints (including employees' confidential, anonymous submission of concerns) regarding financial disclosure and accounting and auditing matters.

The Compensation Committee

          All of the members of our Compensation Committee are "independent directors," as defined by the rules applicable to members of the Compensation Committee. The Compensation Committee's principal functions include:

     o    evaluating and setting cash compensation levels for our officers;

     o reviewing and establishing the employee benefits we offer to our officers;

     o    determining our officers' annual bonuses; and

     o reviewing our compensation policies for board members who are not employees.

The Stock Option Committee

          All of the members of our Stock Option Committee are "independent directors," as defined by the rules applicable to members of the Stock Option Committee. The Stock Option Committee's principal functions include:

     o evaluating and granting stock options and other equity incentives to our directors, officers and other employees; and

     o    administering our equity incentive plans.

The Strategic Planning Committee

          The Strategic Planning Committee's principal functions include:

     o working closely with our key management personnel to review the development and execution of our long- and short-term strategic goals and plans; and

     o reviewing the progress we have made toward attaining these goals and plans.

The Corporate Governance Committee

          All of the members of our Corporate Governance Committee are "independent directors," as defined by the rules applicable to members of the Corporate Governance Committee. The Corporate Governance Committee's principal functions include:

     o    developing and maintaining our corporate governance policy guidelines;

     o    developing and maintaining our Code of Conduct;

     o    overseeing the interpretation and enforcement of our Code of Conduct;
          and

     o evaluating the performance of our board, its committees and committee chairmen and our directors.

Stock Ownership of Management and Others

          The following table describes certain information, as of the record date, regarding the beneficial ownership of our common stock held by:

     o each person or entity that we know beneficially owns more than 5% of our common stock;

     o each of our directors and our executive officers who are named in the Summary Compensation Table under "Summary Compensation Information" below; and

     o    all of our directors and named executive officers as a group.

          We believe that, as of the record date, all of the people listed below have sole voting and investment power over the listed shares, except as indicated otherwise in the accompanying footnotes.

    Name of Individual or Entity                     Shares       Percentage(1)
    ----------------------------                     ------       -------------

    Franklin Resources, Inc.(2)                     758,100          15.0%
    Fresh Brands Distributing, Inc.
        Retirement Savings Plan(3)                  623,783          12.3%
    FMR Corp.(4)                                    510,700          10.1%
    Delphi Management, Inc.(5)                      373,650           7.4%
    Dimensional Fund Advisors Inc. (6)              275,250           5.4%
    Michael R. Houser(7)                            164,931           3.2%
    Elwood F. Winn(8)                                91,749           1.8%
    William K. Jacobson(9)                           76,000           1.5%
    Thomas J. Timler(10)                             57,864           1.1%
    Walter G. Winding(11)                            37,238             *
    Martin Crneckiy, Jr.(12)                         24,534             *
    R. Bruce Grover(13)                              20,534             *
    G. William Dietrich(14)                          18,013             *
    Bruce J. Olson(15)                               17,142             *
    Robert J. Brodbeck (16)                          12,640             *
    Steven R. Barth                                   5,875             *

    All current directors and executive
    officers as a group (13 persons)(17)            526,520           9.6%
____________________________________________________________________
     *   Indicates less than 1%

1) For individuals who hold rights to acquire shares of stock upon exercise of stock options, the percentages reflect inclusion of certain of these shares as described in the footnotes below as well as the increase in the total number of shares of common stock outstanding that would result from their exercise of those options.

2) We obtained the share amount listed from the Schedule 13G/A, dated February 14, 2002, filed with the SEC. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403.

3) We obtained the share amount listed from the Schedule 13G/A, dated February 12, 2003, filed by the Fresh Brands Distributing, Inc. Retirement Savings Plan with the Securities and Exchange Commission. The listed shares were held by Marshall & Ilsley Trust Company ("M&I"), as trustee for the Fresh Brands Distributing, Inc. Retirement Savings Plan. Retirement Savings Plan participants have investment power over the listed shares held by the Retirement Savings Plan that are allocated to their accounts. A Plan Administrative Committee, consisting of Michael G. Isken, Nadine A. Becker and Lynn M. Berg, administers the Retirement Savings Plan and shares voting power for the shares listed with the participants in the Retirement Savings Plan in that the Plan Administrative Committee is entitled to vote shares when participants have provided no voting instructions. The address of M&I is 770 North Water Street, Milwaukee, Wisconsin 53202. The address for the individual members of the Plan Administrative Committee is c/o Fresh Brands, Inc., 2215 Union Avenue, Sheboygan, Wisconsin 53081.

4) We obtained the share amount listed from the amended Schedule 13G/A, dated February 14, 2003, filed with the SEC. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

5) We obtained the share amount listed from the Form 13F, dated February 7, 2003, filed with the SEC. The address of Delphi Management, Inc. is 50 Rowes Wharf #540, Boston, Massachusetts 02110.

6) We obtained the share amount listed from the amended Schedule 13G/A, dated February 3, 2003, filed with the SEC. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

7) The share amount listed includes (a) 34,886 shares allocated to Mr. Houser's account in the Fresh Brands Distributing, Inc. Retirement Savings Plan as of December 28, 2002; (b) 117,550 shares covered by stock options that will be exercisable within 60 days following the record date; and (c) 1,080 shares held as joint tenant with his wife.

8) The share amount listed includes (a) 3,709 shares allocated to Mr. Winn's account in the Fresh Brands Distributing, Inc. Retirement Savings Plan as of December 28, 2002; and (b) 87,040 shares covered by stock options that will be exercisable within 60 days following the record date.

9) The share amount listed reflects shares which Mr. Jacobson can acquire by exercising stock options that will be exercisable within 60 days following the record date. Subsequent to the record date, Mr. Jacobson exercised stock options for 34,000 shares and sold the stock received upon such exercise.

10) The share amount listed includes (a) 13,108 shares allocated to Mr. Timler's account in the Fresh Brands Distributing, Inc. Retirement Savings Plan as of December 28, 2002; and (b) 43,640 shares covered by stock options that will be exercisable within 60 days following the record date.

11) The share amount listed includes (a) 31,750 shares which Mr. Winding can acquire by exercising stock options that will be exercisable within 60 days following the record date; and (b) 3,346 shares held as joint tenant with his wife.

12) The share amount listed includes (a) 15,000 shares which Mr. Crneckiy can acquire by exercising stock options that will be exercisable within 60 days following the record date; and (b) 3,600 shares held as joint tenant with his wife.

13) The share amount listed includes 15,000 shares which Mr. Grover can acquire by exercising stock options that will be exercisable within 60 days following the record date.

14) The share amount listed includes 15,000 shares which Mr. Dietrich can acquire by exercising stock options that will be exercisable within 60 days following the record date.

15) The share amount listed includes 15,000 shares which Mr. Olson can acquire by exercising stock options that will be exercisable within 60 days following the record date.

16) The share amount listed reflects shares which Mr. Brodbeck can acquire by exercising stock options that will be exercisable within 60 days following the record date.

17) Two current executive officers, S. Patric Plumley and John C. Rocker, both of whom joined us in 2003, are not separately listed in this table because they do not own any shares of our stock or have any stock options exercisable within 60 days of the record date. The share amount listed includes 412,020 shares issuable under stock options exercisable within 60 days of the record date and 51,703 shares beneficially held by the named executive officers in the Fresh Brands Distributing, Inc. Retirement Savings Plan as of December 28, 2002.

                             AUDIT COMMITTEE REPORT

          Our management is responsible for the company's financial reporting process, including its system of internal controls and disclosure controls and procedures, and for the preparation of the company's consolidated financial statements in accordance with accounting principles generally accepted in the United States. The company's independent auditors are responsible for auditing those financial statements. Our responsibility is to oversee, monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are neither employees of the company nor auditors by profession. Therefore, we have relied, without independent verification, on management's representations, including those in the certifications of the financial statements that have been filed with the Securities and Exchange Commission, that the company's financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States. We have also relied on the representations of the company's independent auditors included in its reports. Our discussions with management and the company's independent auditors do not ensure that the company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards or that the company's independent auditors are in fact "independent."

          As noted in our report included in the company's April 2002 proxy statement, although early in 2002 our Board of Directors initially decided to retain Arthur Andersen as the company's independent auditors for 2002, it also authorized management to explore the retention of another auditing firm if and when our Board decided that such action was in the best interests of the company and its shareholders. In June 2002, our Board, upon a recommendation made by us, dismissed Arthur Andersen as our independent auditors and selected KPMG LLP as our independent auditors for 2002.

          In July 2002, management identified an inadvertent bookkeeping error related to a unique supply relationship the company has with one of its vendors that resulted in the understatement of the company's cost of goods sold between 1997 and the date that the error was discovered. After discovering this error, the company immediately began a thorough investigation of the cause and extent of the understatements. Upon determination of the cause and extent, the company corrected the mistake. The company also carefully examined all of its other vendor relationships to ensure that no other similar understatements have occurred. As a result of this comprehensive review, management has represented to us that it does not believe that there are any other similar understatements reflected in the company's financial statements. After discussions among the Audit Committee, management and KPMG, management and the Audit Committee determined that the company needed to restate its earnings for 2001, 2000, and 1999 to correct this accounting error. The aggregate after-tax impact to earnings for the three years that were restated, taken together, was $357,000, or $145,000 in 2001 ($.03 per share), $90,000 in 2000 ($.02 per share) and
$122,000 in 1999 ($.02 per share). In addition, the company restated its 2001 cost of products sold to include labor costs related to its deli and bakery manufacturing operation which were previously included in selling and administrative expenses. Further, the company identified several errors which originated in periods prior to fiscal year 1997. The errors resulted in understatements of accounts receivable and accrued income taxes by $85,000 and $326,000, respectively. Additionally, other errors resulted in overstatements of inventory, accounts payable and accrued insurance by $414,000, $688,000 and $485,000, respectively. An adjustment to increase retained earnings in 1996 by $518,000 was recorded to reflect the correction of these errors.

          Our Audit Committee reviewed and discussed the company's 2002 audited financial statements and KPMG's reports on the company's financial statements with KPMG and the company's management. In connection with this review and discussion, our Audit Committee separately discussed with the company's management and independent auditors the quality and adequacy of the company's internal controls and disclosure controls and procedures.

          We also discussed with KPMG all communications required by Statement on Auditing Standards No. 61 (SAS 61), as amended by Statement on Auditing Standards No. 90. These statements require independent auditors to communicate to audit committees matters related to the conduct of the audit, including: (a) independent auditors' responsibility under auditing standards generally accepted in the United States; (b) changes in or new significant accounting policies and transactions; (c) management judgments and accounting estimates; (d) quality of accounting principles; (e) uncorrected financial statement misstatements; (f) other information in documents containing audited financial statements; (g) disagreements with management; (h) consultation with other accountants; (i) major issues discussed with management prior to retention; (j) difficulties encountered in performing the audit; (k) confirmation of audit independence; and
(l) fees from non-audit services. KPMG reported to us that, based on its audit procedures, it believed that the company's internal controls are adequate and sufficient.

          We also received a written report and a letter from KPMG disclosing all relationships between the company and KPMG. KPMG's letter advised us that, in 2002, it provided $130,000 of audit services related to the audit of the company's 2002 financial statements and an additional $195,000 of audit services related to the re-audits summarized above. KPMG also notified us that it provided $14,000 of other audit related services to the company in 2002 comprised of $11,000 related to benefit plan audits with the remainder relating to tax services provided in connection with the financial statement audit. KPMG further advised us that it provided no financial information systems design and implementation support to the company in 2002. KPMG discussed its letter with us and advised us that it did not believe its audit was impaired by its provision of non-audit related services, particularly in view of the relationship of the related fees to its annual revenues. As a result, KPMG confirmed that, as of February 24, 2003, it was an independent accountant with respect to the company within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board. We considered whether KPMG's provision of non-audit services was compatible with maintaining its independence with respect to the company. Based on our discussions with management and KPMG, as well as our review of the representations of management and KPMG's reports, we recommended to the Board of Directors that the company's audited consolidated financial statements at and for the year ending December 28, 2002 be included in the company's Annual Report on Form 10-K for its fiscal year ended December 28, 2002 filed with the Securities and Exchange Commission. We also reappointed KPMG as the company's independent auditors for 2003.

          Mr. Barth, a former member and Chairman of the Audit Committee, is a member of a law firm that provides ongoing services to the company. Mr. Barth meets the Nasdaq definition of "independence" that is generally applicable to directors. He does not, however, meet the new, heightened Nasdaq and Sarbanes-Oxley Act "independence" rules applicable to audit committee members. As a result, Mr. Barth resigned from official membership on the Audit Committee, although he still serves as an ex officio member of the Audit Committee.

          This report (i) does not constitute soliciting material; (ii) shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent this report or the performance graphs are specifically incorporated; and (iii) shall not otherwise be deemed filed under such Acts.

By the Audit Committee:
Martin Crneckiy, Jr., Chairman
G. William Dietrich
R. Bruce Grover

                             EXECUTIVE COMPENSATION

          Our Compensation Committee of the Board of Directors evaluates and establishes the compensation of our executive officers. Our executive compensation program is designed to:

     o    attract, retain and motivate key officers;

     o encourage a focus on strategic objectives which will result in superior current and long-term financial performance;

     o compensate officers above median market levels when financial performance is superior and below median market levels when financial performance is below the targeted levels;

     o    link long-term incentives to increasing shareholder value; and

     o allow consideration of the positive or negative effects of extraordinary events on financial performance.

          Our executive compensation package consists of four principal components: base salary, annual incentive bonus eligibility, annual stock option grants, and other complementary compensation and employee benefits. We structure each individual component of the company's executive compensation - as well as the company's entire executive compensation package - in a manner that closely aligns the economic interests of our management with the economic interests of our shareholders. We do this by making a substantial part of the company's executive compensation package dependent upon the company's achievement of specific annual corporate financial performance objectives, and by tying our executives' long-term compensation potential to future increases in the company's stock price. We are firm believers in performance-based compensation and we believe that this philosophy is best implemented by establishing combined annual salary and bonus levels at amounts designed to be above relative median market compensation levels when the company's financial performance meets or exceeds our targeted objectives, and below median market compensation levels when the company's financial performance does not meet our targets. Additionally, by making stock option grants the principal long-term component of our executive compensation package, we believe we've directly linked our executives' realization of benefits from these option grants to future increases in the intrinsic value of our company. At least conceptually, we believe that shareholder value should be driven principally by the company achieving its targeted financial performance goals.

          Although the company had record sales and earnings per share in 2002, it did not meet its financial performance goals. As a result, (i) only one of our executive officers received an increase in his 2003 salary; (ii) except for a longevity bonus required by an employment agreement with the president of our Dick's Supermarkets subsidiary, none of our executive officers received bonuses for 2002; and (iii) unlike previous years, we did not make any discretionary contributions to our Fresh Brands Distributing retirement savings plans or our executive benefit restoration plan for 2002. In addition, in December 2002, we amended our Fresh Brands Distributing retirement savings plan and our executive benefit restoration plan to eliminate all mandatory contributions (other than contributions related to the company's 401(k) plan "matching" contributions). We believe these changes will allow us to further align the economic interests of our management with the economic interests of our shareholders by allowing us to more closely link contributions to these plans to the company achieving its annual financial performance objectives.

Salary

          Base salary is the largest portion of the cash compensation package received by each of our executives. After extensive analysis and consideration, and consistent with our executive compensation philosophy, we have set each executive's salary at or below the midpoint of the salary range paid to similarly situated executives at comparable companies. We decided that, by establishing annual base salaries at these relatively low levels, if the company does not achieve its targeted annual financial goals, then our executives will receive below market level cash compensation because they will not receive the vast majority of their eligible bonus. The salary of one of our executive officers, Robert Brodbeck, is governed by an employment agreement we entered into in connection with our June 2001 Dick's Supermarkets acquisition (see "Executive Compensation-Employment and Consulting Agreements" below). This agreement significantly reduced Mr. Brodbeck's base salary from the level he received prior to our acquisition, but included additional payments in 2002 provided he remained employed by us through certain target dates.

          We based the salary of Elwood F. Winn, our President and Chief Executive Officer, on the foregoing factors along with Mr. Winn's experience in our industry and his performance as our President and Chief Executive Officer. In 2002, Mr. Winn's second year as our President and Chief Executive Officer, he received a salary increase. However, as noted above, because our company did not achieve its financial performance targets last year, neither Mr. Winn nor, with one exception, any other executive officers received an increase in their salaries in 2003.

Annual Bonus

          Each of our executive officers is eligible to receive an annual cash bonus equal to a preestablished percentage of his base salary. These eligibility percentages range from 20% to 50% of the executive's base salary. Because we believe that the amount of annual bonuses should be directly linked to the company's achievement of its annual financial performance targets (which, in turn, we believe should fundamentally translate into increased shareholder value), 80% of each executive's potential bonus eligibility is dependent upon whether the company meets or exceeds our preestablished annual earnings per share before tax goal for that year. Generally, this portion of each executive's potential bonus will not be paid unless the company's earnings per share before tax target is met or exceeded. However, we may decide to pay some or all of this eligible bonus amount if we determine that the company's earnings per share before tax target was not met as a result of extraordinary or unusual circumstances beyond the company's control. Additionally, if the company substantially exceeds its earnings per share before tax target, we may decide to increase the amount of bonuses paid to some or all of our executives. The remaining potential 20% of each executive's bonus eligibility is dependent upon whether other specific predetermined individual and company goals and objectives are met by the executive, as well as other subjective factors that we believe are appropriate.

          In 2002, the company had record sales and earnings per share in 2002, but did not meet its preestablished annual earnings per share before tax goal. As a result, no executive officer earned the 80% of their potential bonus based on achieving that target. Similarly, because the company did not meet its 2002 earnings per share before tax goals, Mr. Winn recommended, and we agreed, that none of our executive officers should receive any portion of their bonus based on the achievement of other individual and company goals and objectives. As a result, the only bonus received by our executive officers for 2002 was the contractual longevity bonuses paid to Mr. Brodbeck pursuant to his employment agreement. Similarly, for these same reasons, Mr. Winn did not receive a 2002 bonus.

Long-Term Incentives - Stock Options

          Our Stock Option Committee, which includes all of the members of our Compensation Committee except Steven R. Barth and Walter G. Winding, annually grants stock options to our executives under our 1995 equity incentive plan. We use stock option grants to supplement the annual cash portion of our executive compensation package and to provide the long-term incentive compensation element of our executive compensation package. Since the value of stock options is inherently dependent upon the future market price appreciation of the company's common stock, stock options will only provide our executive officers with economic value to the extent that the market price of the company's common stock increases. Thus, we believe that these stock option grants help further align the economic interests of our executive officers with those of our shareholders. We have historically granted options at 100% of the fair market value of the company's common stock on the date of grant, with a term not to exceed ten years and with vesting in increments of one-third on each of the first, second and third anniversaries of the grant date. Beginning with our stock options granted in 2003, shares acquired by the exercise of a stock option grant cannot be sold for one year unless the executive has reached the age of 60 prior to exercising the option.

          Although not determinative, each executive officer's relative salary serves as a base guideline for the number of shares subject to his annual option grant. We also concentrate the relative size of option grants on the officers who we believe will have the greatest impact upon the company's future financial performance. In addition, we carefully analyze the total number of shares made subject to stock options granted each year to ensure that the goals of the 1995 equity incentive plan are realized without unnecessarily diluting our current shareholders. Finally, when determining the relative size of each officer's stock option grant, our Stock Option Committee had broad discretion to consider a variety of other factors, including the factors listed below that influence the options that are granted, as well as other subjective factors.

          Our Stock Option Committee based its 2002 stock option grants principally on (i) relative position at the company; (ii) increases (if any) in duties and responsibilities; (iii) existing and anticipated ability to directly impact corporate performance; (iv) relative level of cash compensation; (v) seniority; (vi) prior levels of stock option grants; (vii) options then currently held; (viii) direct stock ownership; and (ix) the company's 2002 financial performance. Each executive officer's individual initiatives and achievements over the prior year also affected the level of each officer's option grant.

          We believe that our 1995 equity incentive plan has been adopted, and is being administered, in accordance with the requirements of Internal Revenue Code Section 162(m). Given the levels of compensation and benefits provided currently to our executive officers, we do not otherwise believe it is necessary to further conform or adjust our compensation policies, plans or practices to comply with the $1 million executive compensation deductibility cap imposed by Internal Revenue Code Section 162(m).

Other Compensation

          The Fresh Brands Distributing retirement savings plan is a qualified profit sharing plan that provides for supplemental income at retirement for all eligible salaried employees of Fresh Brands Distributing, Inc., one of our wholly-owned subsidiaries. The retirement benefits provided by the retirement savings plan for each participant are based upon the value of the participant's account balance at retirement. In 2002 and previous years, the retirement savings plan required us to make an annual basic contribution which, when added to forfeitures for the year, was equal to 5% of the participant's salary for the year and allowed us to make an additional discretionary contribution as determined by our Board. Basic contributions to each participant's account are allocated on the basis of the participant's eligible compensation compared to the compensation of all participants for such year. Discretionary contributions are allocated in the same way, except that contributions to Social Security benefits are taken into account in the allocation of discretionary contributions. Although the company had record sales and earnings per share in 2002, it did not meet its financial performance goals. As a result, no additional discretionary contributions were made to the plan for 2002. In addition, in December 2002, we amended the Fresh Brands Distributing retirement savings plan to eliminate the mandatory 5% contribution, a change that will take effect in 2003. The retirement savings plan permits pretax employee contributions pursuant to Internal Revenue Code Section 401(k). We provide a 25% matching contribution on pretax employee contributions up to 4% of pay. At the end of 2002, our executive officers named below, as a group, beneficially held 51,703 shares, or approximately 1% of our total outstanding common stock on the record date, in their accounts under the retirement savings plan. See "Stock Ownership of Management and Others."

          The Dick's Supermarket retirement savings plan is a plan that provides benefits to all eligible employees of Dick's Supermarkets, Inc., one of our wholly-owned subsidiaries. The retirement savings plan permits pretax employee contributions pursuant to Internal Revenue Code Section 401(k). We provide a 50% matching contribution on pretax employee contributions up to 3% of pay. In addition, the retirement savings plan allows us to make additional discretionary contributions. In 2002, we made a discretionary contribution equal to 1% of each participant's salary for the year.

          We also maintain an executive benefit restoration plan, which is a supplemental benefit pension plan intended to provide benefits otherwise denied to participants under the Fresh Brands

Distributing retirement savings plan by reason of limitations imposed by the Internal Revenue Code. The executive benefit restoration plan provides mandatory benefit accruals on pay in excess of the amount able to be recognized by a participant under the retirement savings plan for the year. In December 2002, in connection with the amendments to the Fresh Bands Distributing retirement savings plan summarized above, we made conforming changes to the executive benefit restoration plan, eliminating all mandatory contributions.

          This report and the performance graphs included elsewhere in this proxy statement (i) do not constitute soliciting material; (ii) shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent this report or the performance graphs are specifically incorporated; and (iii) shall not otherwise be deemed filed under such Acts.

By the Compensation Committee:             By the Stock Option Committee:
R. Bruce Grover, Chairman                  R. Bruce Grover, Chairman
Martin Crneckiy, Jr.                       Martin Crneckiy, Jr.
G. William Dietrich                        G. William Dietrich
Bruce J. Olson                             Bruce J. Olson
Walter G. Winding
Steven R. Barth

Summary Compensation Information

          The table below describes the compensation paid to our Chief Executive Officer and four other most highly compensated officers.

                                              Summary Compensation Table
                                                                         Annual              Shares
                                                                      Compensation         Underlying
                                                       Fiscal      ------------------       Options         All Other
Name and Positions(1)                                   Year       Salary       Bonus      Granted(2)    Compensation(3)
---------------------                                   ----       ------------------      ----------    ---------------
Elwood F. Winn                                          2002      $320,000     $      0       38,000         $42,511
President and Chief Executive Officer                   2001      $275,000     $118,000      100,000         $58,822
                                                        2000      $162,923     $ 76,000        7,500         $19,500

Michael R. Houser                                       2002      $275,000     $      0       35,000         $21,100
Vice Chairman of the Board, Executive Vice              2001      $250,000     $107,000       75,000         $48,523
President and Chief Marketing Officer                   2000      $172,000     $ 75,000       20,000         $41,013

William K. Jacobson(4)                                  2002      $150,000     $      0       15,000         $11,517
Senior Vice President - Retail Operations and           2001      $135,000     $ 42,000       20,000         $21,136
Development of Fresh Brands Distributing, Inc.          2000      $120,000     $ 40,000       14,000         $21,700

 of Fresh Brands Distributing, Inc.

Robert J. Brodbeck (5)                                  2002      $150,000     $ 25,000        8,000         $ 7,803
President of Dick's Supermarkets, Inc.                  2001      $ 81,370     $ 15,000       30,000         $ 8,175

Thomas J. Timler                                        2002      $115,000     $      0        8,000         $ 8,535
Vice President and Chief Information Officer            2001      $110,000     $ 28,000       12,000         $16,199
of Fresh Brands Distributing, Inc.                      2000      $ 92,000     $ 31,000       12,000         $17,408
_____________________
1)   On January 27, 2003, S. Patric Plumley became our Senior Vice President, Chief Financial Officer, Treasurer and
     Secretary. Mr. Plumley's salary for 2003 is $200,000 and, on January 28, 2003, the date that our other officers and key employees received their annual option grants, he was granted an option to purchase 25,000 shares of our stock at a per share exercise price equal to the fair market value of our common stock. On February 17, 2003, John C.
     Rocker became our Vice President of Retail Operations. Mr. Rocker's salary for 2003 is $140,000 and on February 17,
     2003, his first day as our employee, he was granted an option to purchase 10,000 shares of our stock at a per share exercise price equal to the fair market value of our common stock.

2)   Granted at the fair market value of our common stock on the date of grant. See footnote 1) to the table set forth under "Stock Options--Option Grants In 2002" below for additional information.

3)   For Messrs. Winn and Houser amounts set forth for 2002 under this column represent: (a) benefit accruals of $30,940 and $9,100, respectively, under our Executive Benefit Restoration Plan; and (b) our contributions of $11,571 and
     $12,000, respectively, under the Fresh Brands Distributing, Inc. retirement savings plan. For Messrs. Jacobson and
     Timler, the amounts represent our contributions to the Fresh Brands Distributing, Inc. retirement savings plan. See
     "Severance and Change in Control Arrangements" below with respect to certain severance arrangements between us and the named executive officers in the event that we experience a "change of control."

4)   In November 2002, Mr. Jacobson announced his retirement, which was effective in February 2003. See "Employment and
     Consulting Agreements" below with respect to a consulting agreement we have with Mr. Jacobson.

5)   Mr. Brodbeck joined us in connection with our acquisition of Dick's Supermarkets, Inc. in June 2001. See
     "Employment and Consulting Agreements" below with respect to an employment agreement we have with Mr. Brodbeck.


Stock Options

          We have two stock option plans currently in place: our 1995 equity incentive plan and our 2001 nonemployee director stock option plan. Our 1995 plan allows us to make grants to our executive officers and other employees and our 2001 plan provides for annual automatic grants of options to our directors who are not our employees. The following table lists the option grants under the 1995 plan that we made during 2002, as well as certain other information relating to those grants.

                                                  Option Grants In 2002
                                                 Percentage
                                Shares            of Total
                              Underlying       Options Granted       Exercise                            Grant Date
                                Options       to All Employees      Price (Per                             Present
Name                          Granted(1)         in 2002(2)          Share)(3)       Expiration Date      Value(4)
----                          ----------      ----------------      ----------       ---------------      --------
Elwood F. Winn                    38,000            25.50%             $18.75       January 30, 2012     $  274,440
Michael R. Houser                 35,000            23.49%             $18.75       January 30, 2012     $  252,774
William K. Jacobson               15,000            10.07%             $18.75       January 30, 2012     $  108,332
Robert J. Brodbeck                 8,000             5.37%             $18.75       January 30, 2012     $   57,777
Thomas J. Timler                   8,000             5.37%             $18.75       January 30, 2012     $   57,777

All Officers(2)                  112,000            69.80%
Non-Officer Employees             37,000            30.20%
_____________________
1.   The options reflected in the table are nonqualified stock options under the Internal Revenue Code. With the exception of the options granted to certain of our directors under our 2001 nonemployee director stock option plan, which were granted on December 28, 2002, all options granted during 2002 were granted on January 30, 2002. The exercise price of each option granted during 2002 was equal to 100% of the fair market value of our common stock on the date of grant, as determined by our Stock Option Committee. These options become exercisable in increments of one-third on each of the first, second and third anniversaries of the grant date; provided, however, that no options may be exercised more than ten years after the date of grant. These options are subject to early vesting in the event of the optionee's death, disability or retirement. Under the stock option agreements evidencing these options, upon a "change of control" (as defined in such stock option agreements), all options then outstanding will become immediately exercisable in full for the remainder of their term and each optionee will have the right, for a period of 30 days, to require us to purchase his outstanding options for cash at an aggregate "acceleration price"
     for all shares of common stock then subject to such options, provided that at least six months has elapsed since the grant date.

2.   All calculations exclude the options granted under our 2001 nonemployee director stock option plan and include options granted to officers of our subsidiaries.

3.   The exercise price of options may be paid in cash, by delivering previously issued shares of common stock or any combination thereof.

4.   The option values presented are based on the Black-Scholes pricing model, adapted for use in valuing stock options.
     The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the market price of our common stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the value estimated under the Black-Scholes model. The estimated values under the Black-Scholes model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and future dividend yield, including the following: (a) an assumed United States Treasury bond rate of 5.02%; (b) stock price volatility of 33.88% (based on
     36-month stock price history ending January 31, 2002); and (c) a current dividend yield of 2.35%.

          Set forth below is certain information about the cash values realized by the listed officers who exercised stock options during 2002 and the number and value of unexercised stock options held by named executive officers as of the end of fiscal 2002.


                                         2002 Year-End Value Table

                                                                 Number of Shares               Value of Unexercised
                                                               Underlying Options at           In-the-Money Options at
                               Shares                            End of Fiscal 2002             End of Fiscal 2002(2)
                              Acquired         Value       ----------------------------     ----------------------------
Name                         On Exercise    Realized(1)    Exercisable    Unexercisable     Exercisable    Unexercisable
----                         -----------    -----------    -----------    -------------     -----------    -------------
Elwood F. Winn                       0              0         38,000           77,500        $  127,015       $ 235,460
Michael R. Houser                    0              0         74,400           91,600        $  124,927       $ 189,588
William K. Jacobson(3)          25,500       $197,355         42,980           33,020        $   50,361       $  59,164
Robert J. Brodbeck                   0              0         10,000           28,000        $   12,800       $  25,600
Thomas J. Timler                19,200       $148,626         33,000           20,000        $   37,375       $  38,960
__________________________
1.   Reflects the difference between the fair market value of the underlying shares of common stock at the time of exercise and the exercise price of the options exercised.

2.   Reflects the difference between the fair market value of the underlying shares of common stock at the end of fiscal
     2002 and the various applicable exercise prices of the officers' outstanding options. The dollar values do not reflect any options that had an exercise price in excess of the fair market value of the underlying shares at the end of fiscal 2002. The fair market value at the end of fiscal 2002 was $15.03, the closing sale price per share on
     December 27, 2002, the last trading day of our fiscal year.

3.   On February 14, 2003, Mr. Jacobson retired. As a result, pursuant to the terms of his option grants, all of his options became exercisable on February 14, 2003. In March 2003, Mr. Jacobson exercised options to purchase 34,000 shares of common stock and realized $65,980.

Director Compensation

          Our directors who are also employees or who work for entities that perform professional services for us receive no additional compensation for serving on our board or its committees. In 2002, our qualifying outside directors, other than our Chairman of the Board, received:

     o    an annual cash retainer of $12,000;

     o $1,000 for each board meeting attended and $500 for each committee meeting attended that was not held in conjunction with a board meeting;

     o an annual 5,000 share stock option grant on the last day of our fiscal year; and

     o an annual grant of the number of our shares valued at $6,000 (taking into account a 10% discount for the applicable restrictions on transfer of such shares under the securities laws).

In addition, in 2002 the chairmen of our audit and compensation committees received additional annual cash retainers of $4,000 and the chairmen of our other board committees receive annual cash retainers of $2,000. Beginning in January 2003, the additional annual cash retainer of our audit committee chairman was increased to $12,000.

          In 2002, Walter Winding, our Chairman of the Board, who is a non-employee director, received:

     o    an annual cash retainer of $37,000;

     o $1,000 for each board meeting attended and $500 for each committee meeting attended that was not held in conjunction with a board meeting;

     o an annual 5,000 share stock option grant on the last day of our fiscal year;

     o an annual grant of the number of our shares valued at $6,000 (taking into account a 10% discount for restrictions on transfer of such shares under the securities laws); and

     o approximately $72,400, which reflects per hour compensation for services performed as our Chairman of the Board on behalf of our board and us through April 2002 and a flat $6,000 monthly fee for such services for the remainder of 2002 (see "Certain Transactions" below for more information).

          In addition, our Chairman of the Board may participate in our various health and medical plans if he pays all premiums for such plans. Beginning in May 2002, our Chairman of the Board and President and Chief Executive Officer agreed to change our Chairman of the Board's compensation for services performed on behalf of our board and us from compensation paid on a per hour basis to a flat $6,000 monthly fee. Our Compensation Committee formally eliminated our Chairman of the Board's per hour compensation effective as of January 2003 and increased his annual cash retainer to $60,000.

Employment and Consulting Agreements

          On June 16, 2001, in connection with our acquisition of Dick's Supermarkets, we entered into a one-year employment agreement with Robert J. Brodbeck, one of the former owners of Dick's Supermarkets. Pursuant to this agreement, Mr. Brodbeck agreed to serve as the President of Dick's Supermarkets for a salary of $150,000 and we agreed to pay longevity bonuses of $15,000 and $25,000 on December 15, 2001 and June 15, 2002, respectively. We also agreed to provide health insurance to Mr. Brodbeck until the third anniversary of his termination, with the first 18 months of such insurance to be paid for by us, and the remaining 18 months to be paid for by Mr. Brodbeck. The agreement prohibits Mr. Brodbeck from competing with us or soliciting any of our employees for a period of two years after the termination of his employment with us. On June 5, 2002, we extended the term of this employment agreement until June 21, 2003 and added additional longevity bonuses of $20,000 and $25,000 payable on December 31, 2002 and June 21, 2003, respectively.

          On October 7, 2002, in connection with William K. Jacobson's February 14, 2003 retirement, we entered into a consulting agreement with Mr. Jacobson pursuant to which he agreed to provide us with consulting services through December 31, 2004. Specifically, Mr. Jacobson agreed to provide up to 500 hours of consulting services during 2003 and up to an additional 500 hours of consulting services during 2004. In exchange, we agreed to pay Mr. Jacobson $7,500 per month beginning in March 2003 through December 2003 and $6,250 per month in 2004. If Mr. Jacobson provides more consulting services than required by this agreement, we will pay him $125 for each additional hour of services provided. We also agreed to provide, until December 31, 2005, health insurance to Mr. Jacobson and his family on terms similar to those offered to our employees (i.e., Mr. Jacobson will pay all "employee contribution" portions of such insurance and we will pay all other amounts). Subject to certain narrow exceptions, the agreement prohibits Mr. Jacobson from competing with us or soliciting any of our employees through December 31, 2005.

Change of Control Arrangements

          We have change of control agreements with each of Walter G. Winding, Elwood F. Winn, Michael R. Houser, S. Patric Plumley and Thomas J. Timler. Each of these agreements provides that, following a "change of control" of us (as defined in the agreements), such officer will be employed in the same position performing equivalent duties at the same location as immediately prior to the change of control for a length of time set forth in the agreement (three years in the case of Messrs. Winding, Winn and Houser and two years in the case of Messrs. Plumley and Timler). During the employment period, each such officer would be entitled to receive a salary (or, in the case of Mr. Winding, all Chairman of the Board fees) equal to his annual compensation rate in effect at the date of the change of control (subject to increase by the Compensation Committee) and inclusion in benefit plans available to employees of comparable status.

          If, at any time during the employment period, the officer's employment is terminated other than for "cause" (as defined in the agreements) or for the officer's disability, or if the officer's duties are changed substantially without his written consent, and the officer terminates his employment as a result, the officer would be entitled to receive:

     o a lump sum payment equal to (a) the sum of (i) the officer's annual base salary at the time of the change of control and (ii) the greater of his most recent annual bonus or the average of his three most recent bonuses at the time of the change of control multiplied by (b) the number of years set forth in the employment agreement (three in the case of Messrs. Winding, Winn and Houser and two in the case of Messrs. Plumley and Timler);

     o the actuarially determined present value of the benefit accruals that would have been made through the end of the employment period under our retirement plans applicable to the officer; and

     o along with his eligible dependents, coverage under medical benefit plans through the end of the employment period or, in the case of Messrs. Winding, Winn and Houser, until the later of the end of the employment period or the officer's sixty-fifth birthday.

The severance agreements with Messrs. Winding, Winn and Houser also provide that if, at any time during the employment period, such executive is terminated due to disability, he will be entitled to receive these payments and benefits. Further, the severance agreements with Messrs. Winding, Winn and Houser provide that if, during the sixty day period beginning one year after a change of control occurs, such executive officer elects to terminate his employment with us for any reason, he will be entitled to receive these payments and benefits.

          The payments under these severance agreements may be subject to certain adverse tax consequences that (i) impose on executives an excise tax on total severance payments (which includes the value of certain non-cash benefits) received by them and (ii) limits our ability to deduct such payments for tax purposes. The severance agreements with Messrs. Winding, Winn and Houser provide for cash payments to compensate them for the excise tax payments they would incur as a result of receiving payments under their agreements. The agreements with Messrs. Plumley and Timler limit the cash payment to an amount that ensures that these tax consequences do not apply.

          Additionally, upon a "change of control:"

     o stock options granted to our executive officers will become fully exercisable; and

     o the optionee will have the right to require us to purchase his outstanding options for cash at an aggregate "acceleration price" for all shares of common stock subject to such options.

Compensation Committee and Stock Option Committee Interlocks and Insider Participation

          Steven R. Barth, a member of our Compensation Committee, is a partner in the law firm of Foley & Lardner. Foley & Lardner has provided legal services to us for over 40 years. As described in "Certain Transactions" below in 2002, Walter G. Winding, our nonemployee Chairman of the Board and a member of our Compensation Committee, provided services on behalf of our board and us in his capacity as Chairman of the Board, for which he was paid an hourly fee of $200 through April 2002 and, beginning in May 2002, a flat $6,000 monthly fee for the remainder of 2002. Under our bylaws, the Chairman of the Board is an officer.

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

                          STOCK PERFORMANCE INFORMATION

          The line graph appearing below compares the total return on our common stock during the last five years with the total return of:

     o    companies in the Wilshire 5000 Index; and

     o companies in a peer group of food retailers and wholesalers which consists of: Arden Group, Inc., Marsh Supermarkets, Inc., Nash Finch Co., Supervalu Inc., Fleming Companies, Inc. and Spartan Stores, Inc.


                Comparison of Five-Year Total Shareholder Returns
                        (on a dividend reinvested basis)






                                [GRAPH OMITTED]





                             1/3/98       1/2/99        1/1/00       12/30/00     12/29/01      12/28/02
                            -------       ------        ------       --------     --------      --------
Fresh Brands, Inc.          $100.00       106.77         84.29         73.38       131.34        107.52
Wilshire 5000               $100.00       123.09        152.09        135.52       121.90         95.04
Peer Group                  $100.00       122.54         91.91         74.67       126.70         76.77


                            OUR INDEPENDENT AUDITORS

          As described in our Audit Committee Report, our Audit Committee reappointed KPMG LLP to serve as our independent auditors for 2003. We expect that representatives of KPMG will be at the annual meeting and will have a chance to make a statement if they would like to do so. They will also be available to respond to your questions.

                              CERTAIN TRANSACTIONS

          In connection with the performance of his duties as our Chairman of the Board, Walter G. Winding has provided consulting and other related services on behalf of our board and us. As part of his compensation for serving as our Chairman of the Board during 2002, Mr. Winding was entitled to receive an hourly fee of $200 per hour for these services through April 2002 and, beginning in May 2002, received a flat $6,000 monthly fee in lieu of his per hour compensation for the remainder of 2002. In fiscal 2002, we paid Mr. Winding a total of approximately $72,400 for these services.

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

                                  MISCELLANEOUS

          We expect that the election of directors will be the only matter that will be presented for shareholder consideration at the annual meeting. Other matters may properly come before the annual meeting and the proxies named in the accompanying proxy will vote on them in accordance with their best judgment.

          We will bear the cost of soliciting proxies, including reimbursing brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold common stock. We expect to solicit proxies mainly by mail. Some of our employees may also solicit proxies personally and by telephone. We do not anticipate that we will retain anyone to solicit proxies or that we will pay compensation to anyone for that purpose. We will, however, reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold common stock.

          If you would like to receive a copy of our 2002 annual report on Form 10-K - without exhibits - please write to S. Patric Plumley, our Secretary, at 2215 Union Avenue, Sheboygan, Wisconsin 53081, and we will provide you with a copy free of charge.

          If you wish to include a proposal in our proxy statement for the 2004 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, you should forward your proposal to our Secretary by December 14, 2003. If you submit a proposal after this date, your proposal will be considered untimely under our bylaws and we will not be required to present your proposal at the 2004 annual meeting. If the board chooses to present your proposal despite its untimeliness, the people named in the proxies solicited by the board of directors for the 2004 annual meeting will have the right to exercise discretionary voting power with respect to your proposal.

                                          Sincerely,
                                          FRESH BRANDS, INC.

                                          /s/ S. Patric Plumley

                                          S. Patric Plumley
                                          Senior Vice President, Chief Financial
                                          Officer, Treasurer and Secretary
Sheboygan, Wisconsin
March 28, 2003



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